Exhibit 99.1

FROM:
Newtek Business Services, Inc.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Contact: Brett Maas
Telephone: (646) 536-7331 / brett@haydenir.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

FOR IMMEDIATE RELEASE

Newtek Closes Additional $23 Million Line For Its Lending Subsidiary

Newtek’s Total Financing Through Capital One, N.A., Reaches $70 Million

NEW YORK – October 30, 2014 – Newtek Business Services, Inc. NASDAQ: NEWT, The Small Business Authority®, announced today that its lending subsidiary, Newtek Small Business Finance, Inc., closed an additional $23 million in financing, which will increase its existing revolving credit facility to $50 million through Capital One, N.A. With this addition, the Company’s total financing through Capital One, N.A., is $70 million on a company-wide basis. The $70 million consists of a $10 million term loan, which will be fully amortized over four years, and up to $60 million in revolving lines of credit.

As previously reported, the $10 million term loan was used to refinance the Company’s previous $10 million of mezzanine debt, which reduced the Company’s cash interest expense on an annual basis by more than $1.0 million, or 1000 basis points, for a total of approximately $4.2 million over the remaining term of the retired mezzanine debt.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased to announce the closing for an additional $23 million for our revolving credit facility, which brings our total available revolving financing for our lending business to $50 million through Capital One N.A. We expect this additional financing to give us increased flexibility to better serve our clients, the ability to fund a greater number of loans and, in turn, enable us to issue larger securitizations with more attractive financing terms. Today’s announcement is testament to our ability to execute our previously stated strategy to obtain increased debt and equity financing with more attractive terms in order to further grow and enhance the profitability of our business.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing, and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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